EXHIBIT 10 (bs)


                                 QUOTA SHARE
                            RETROCESSION CONTRACT

                                  issued to

                         DORINCO REINSURANCE COMPANY
                              Midland, Michigan
                (hereinafter referred to as the "Retrocedant")

                                      by

                 AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS
                                Dallas, Texas
             (hereinafter referred to as the "Retrocessionaire")



 BY THIS CONTRACT the Retrocedant agrees to retrocede to the Retrocessionaire and the Retrocessionaire agrees to accept 20% of the Retrocedant's 100% in the interests and liabilities of the Retrocedant under the 100% Quota Share Reinsurance Agreement, effective September 1, 1998, issued to State and County Mutual Fire Insurance Company, Fort Worth, Texas, and Van Wagoner Companies, Inc., Plano, Texas (hereinafter referred to as the "Original Agreement"). A copy of the Original Agreement and any Endorsements thereto, are attached to and form part of this Contract.

 ARTICLE I - COMMENCEMENT AND TERMINATION

 A. This Contract shall become effective at 12:01 a.m., Central Standard Time, September 1, 2000, and shall continue in force thereafter until terminated.

 B. Either party may terminate this Contract on any September 1, December 1, March 1 or June 1 by giving the other party not less than 90 days prior notice by certified mail, it being understood and agreed that if the Original Agreement is terminated for any reason, this Contract shall expire automatically at the same time.

 C. In the event this Contract is terminated prior to the date the Original Agreement is terminated, the Retrocessionaire shall remain liable hereunder for its pro rata share of the Retrocedant's liability for business in force under the Original Agreement until expiration, cancellation or next premium anniversary of such business, whichever first occurs, but in no event beyond 12 months following the effective date of termination of this Contract. In the event this Contract expires because the Original Agreement is terminated, the liability of the Retrocessionaire shall follow that of the Retrocedant under the termination provisions of the Original Agreement.

 ARTICLE II - CONCURRENCY OF CONDITIONS

 This Contract shall follow in all respects the terms and conditions of the Original Agreement (including endorsements thereto), provided the terms and conditions of the Original Agreement are not inconsistent with the terms and conditions of this Contract. The Retrocedant agrees to transmit all notices and information pertaining to the subject matter of this Contract as promptly as possible after receipt thereof.

 ARTICLE III - PREMIUM

 A. As premium for the reinsurance provided hereunder, the Retrocedant shall retrocede 20% of the gross premiums ceded to the Retrocedant under the Original Agreement.

 B. The premium due the Retrocessionaire (less commission allowed thereon under the Original Agreement) shall be remitted by the Retrocedant as promptly as possible after the Retrocedant receives its share of premiums under the Original Agreement.

 ARTICLE IV - COMMISSION

 The Retrocessionaire agrees to allow the Retrocedant a commission equal to the ceding commission allowed under the Original Agreement.

 ARTICLE V - LOSSES AND SALVAGE

 A. All loss settlements by the Retrocedant, whether under strict policy conditions or by way of compromise, shall be unconditionally binding upon the Retroces-sionaire in proportion to its participation, and the Retrocessionaire shall benefit proportionately in all salvages and recoveries.

 B. The Retrocessionaire shall pay its pro rata share of any losses and/or loss adjustment expenses as promptly as possible after receipt and verification of the Retrocedant's payment request.

 ARTICLE VI - OFFSET

 The Retrocedant or the Retrocessionaire shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of claims or otherwise, due from one party to the other under the terms of this Contract. However, in the event of the insolvency of any party hereto, offset shall only be allowed in accordance with applicable law.

 ARTICLE VII - ACCESS TO RECORDS

 The Retrocessionaire, by its duly appointed representatives, shall have the right at any reasonable time to examine all papers in the possession of the Retrocedant referring to business effected hereunder.

 ARTICLE VIII - SERVICE OF SUIT (Applicable if the Retrocessionaire is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

 A. It is agreed that in the event the Retrocessionaire fails to pay any amount claimed to be due hereunder, the Retrocessionaire, at the request of the Retrocedant, will submit to the jurisdiction of any court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Retrocessionaire's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

 B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Retrocessionaire hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Retrocedant or any beneficiary hereunder arising out of this Contract.

 ARTICLE IX - LOSS RESERVES

 A. If the Retrocessionaire is unauthorized in any state of the United States of America or the District of Columbia, the Retrocessionaire agrees to fund its share of the Retrocedant's ceded outstanding loss and loss adjustment expense reserves by:

           1. Clean, irrevocable and unconditional letters of credit issued or confirmed by banks meeting the credit standards of the NAIC Securities Valuation Office; and/or

           2.   Escrow accounts for the benefit of the Retrocedant; and/or

           3.   Cash advances;

      if, without such funding, a penalty would accrue to the Retrocedant on any financial statement it is required to file with the insurance regulatory authorities involved. The Retrocessionaire, at its sole option, may fund in other than cash if its method of funding and the form thereof is acceptable to the insurance regulatory authorities involved.

 B. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be issued for a term of at least one year and will include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Retrocedant not less than 30 days prior to said expiration date. The Retrocedant and the Retrocessionaire further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Retrocedant or its successors in interest at any time, without diminution because of the insolvency of the Retrocedant or the Retrocessionaire, but only for one or more of the following purposes:

           1. To reimburse itself for the Retrocessionaire's share of losses and/or loss adjustment expenses paid under the terms of policies reinsured hereunder, unless paid in cash by the Retrocessionaire;

           2. To reimburse itself for the Retrocessionaire's share of any other amounts claimed to be due hereunder, unless paid in cash by the Retrocessionaire;

           3.   To  fund  a  cash   account  in  an   amount  equal  to   the
                Retrocessionaire's share of any ceded outstanding loss and loss adjustment expense reserves funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Retrocessionaire 10 days prior to its expiration date;

           4. To refund to the Retrocessionaire any sum in excess of the actual amount required to fund the Retrocessionaire's share of the Retrocedant's ceded outstanding loss and loss adjustment expense reserves, if so requested by the Retrocessionaire.

      In the event the amount drawn by the Retrocedant on any letter of credit is in excess of the actual amount required for B(1) or B(3), or in the case of B(2), the actual amount determined to be due, the Retrocedant shall promptly return to the Retrocessionaire the excess amount so drawn.

 ARTICLE X - INSOLVENCY

 A. In the event of the insolvency of the Retrocedant, this reinsurance shall be payable directly to the Retrocedant or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Retrocedant without diminution because of the insolvency of the Retrocedant or because the liquidator, receiver, conservator or statutory successor of the Retrocedant has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conser- vator or statutory successor of the Retrocedant shall give written notice to the Retrocessionaire of the pendency of a claim against the Retrocedant indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Retrocessionaire within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Retrocedant or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Retrocessionaire shall be chargeable, subject to the approval of the Court, against the Retrocedant as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Retrocedant solely as a result of the defense undertaken by the Retrocessionaire.

 B. It is further understood and agreed that, in the event of the insolvency of the Retrocedant, the reinsurance under this Contract shall be payable directly by the Retrocessionaire to the Retrocedant or to its liquidator, receiver, conservator or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except
      (a) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Retrocedant or (b) where the Retrocessionaire with the consent of the direct insured or insureds has assumed such policy obligations of the Retrocedant as direct obligations of the Retrocessionaire to the payees under such policies and in substitution for the obligations of the Retrocedant to such payees.

 ARTICLE XI - ARBITRATION

 A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Retrocedant, the other by the Retrocessionaire, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall name three nominees, of whom the other shall decline two, and the decision shall be made by drawing lots.

 B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

 C. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

 D. Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Retrocedant has its principal office.

 ARTICLE XII - INTERMEDIARY

 John B. Collins Associates, Inc. is hereby recognized as the intermediary negotiating this Contract. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvage and loss settlements) relating hereto shall be transmitted to the Retrocedant and the Retrocessionaire through John B. Collins Associates, Inc., 8300 Norman Center Drive, Minneapolis, Minnesota 55437. Payments by the Retrocedant to John B. Collins Associates, Inc. shall be deemed to constitute payment to the Retrocessionaire. Payments by the Retrocessionaire to John B. Collins Associates, Inc. shall be deemed only to constitute payment to the Retrocedant to the extent that such payments are actually received by the Retrocedant.

 IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized representatives:

 In Midland, Michigan, this ____________ day of ______________________, 20__.


                          DORINCO REINSURANCE COMPANY


                          By ______________________________________
                                         (signature)

                             ______________________________________
                                           (name)

                             ______________________________________
                                           (title)

 In Dallas, Texas, this ____________ day of __________________________, 20__.


                          AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS

                          By ______________________________________
                                          (signature)

                             ______________________________________
                                            (name)

                             ______________________________________
                                            (title)